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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, officers, directors and authorized representatives of Hibernia Foods plc, an Irish corporation, do hereby constitute and appoint Oliver Murphy and Colm Delves, or either of them (with full power of substitution), their true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable Hibernia Foods plc to comply with the U.S. Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the issue of its securities, and the issue of American Depositary Shares evidencing such securities (ADSs) including, specifically, but without limitation thereof, power and authority to sign their names as officers, directors and/or authorized representative of Hibernia Foods plc to registration statements to be file with the Securities and Exchange Commission in respect of said securities and ADSs, and any amendments or post-effective amendments thereof or supplements thereto, and to any instrument or document filed as part of or in connection with such registration statements; and further grant such attorneys and agents authority to do any and all acts and things and execute any and all instrument which said attorneys and agents may deem necessary or advisable to enable Hibernia Food plc to qualify such securities and ADSs proposed to be sold or which may be sold under the Blue Sky or securities law of any State and to be quoted on the Nasdaq National Market or any other stock exchange in the United States in accordance with the rules thereof; and the undersigned do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents on the 25th day of September, 2002.

/s/ Oliver Murphy                           /s/ Jean-Claude Laine
-----------------                           ---------------------
Oliver Murphy                               Jean-Claude Laine

/s/ Soren Helmer Jensen                     /s/ Patrick Murphy
-----------------------                     ------------------
Soren Helmer Jensen                         Patrick Murphy

/s/ Colm Delves                             /s/ Gian-Franco Santoni
---------------                             -----------------------
Colm Delves                                 Gian-Franco Santoni

/s/ Gerard Fanning                          /s/ Henrik Thufason
------------------                          -------------------
Gerard Fanning                              Henrik Thufason

/s/ Paul Connolly                           /s/ Robin Wright
-----------------                           ----------------
Paul Connolly                               Robin Wright

/s/ Walter L. Downey                        Authorized Representative
--------------------                        in the United States:
Walter L. Downey                            /s/ Richard Cooper
                                            ------------------
/s/ Thomas W. Keaveney                      Richard Cooper
----------------------                      Authorized Representative
Thomas W. Keaveney


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